EXHIBIT 10.1

NTOP HOLDINGS LLC

RIGHT OF FIRST OFFER AGREEMENT

This Right of First Offer Agreement (this “Agreement”) is entered into as of December 31, 2003, by and among IDT Corporation, a Delaware corporation (“IDT Corporation”), IDT Domestic-Union, LLC, a Delaware limited liability company (“IDT Sub”), IDT Investments Inc., a Nevada corporation (“IDT Investments” and together with IDT Sub, the “IDT Members”), Liberty Media Corporation, a Delaware corporation (“LMC”), Liberty N2P, Inc., a Delaware corporation (“Liberty N2P”), Liberty N2P II, Inc, a Delaware corporation (“Liberty N2P II” and together with Liberty N2P, the “Liberty Members”) and NTOP Holdings, LLC, a Delaware limited liability company (the “Company”).

RECITALS

1.	The IDT Members, the Liberty Members, IDT Corporation and LMC are parties to the Second Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2001, of the Company, as amended by Amendment No. 1 thereto, dated as of October 31, 2001, (the “LLC Agreement”). Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the LLC Agreement.

2.	The IDT Members and the Liberty Members constitute all of the members of the Company. As of the date hereof, IDT Sub holds 87 Class A-1 Membership Interests and 13 Class B Membership Interests, IDT Investments holds 6 Class A Membership Interests and 30 Class B Membership Interests, Liberty N2P holds 33 Class A Membership Interests and 97 Class B Membership Interests, Liberty N2P II holds 23 Class A Membership Interests and there are no other outstanding Membership Interests.

3.	The IDT Members and the Liberty Members desire to grant each other reciprocal rights of first offer with respect to their respective Membership Interests on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“Average Market Price”: With respect to any publicly traded security as of any relevant date of determination, the average of the Closing Prices per share or other unit of such security for the period of ten Trading Days ending on and including the third Trading Day prior to such relevant date of determination.

“Business Day”: Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

“Closing Price”: Of a share or other unit of any security on any Trading Day is (a) the last reported sale price for a share or other unit of such security on such Trading Day as reported on the principal United States securities exchange on which such security is listed or admitted for trading or (b) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market or (c) if such security is not listed or admitted to trading on any United States securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

“Fair Market Value”: at any time with respect to any Membership Interest, the value of the distributions that the holder of such Membership Interest would receive pursuant to Section 10.2(iii) of the LLC Agreement upon the hypothetical liquidation of the Company at such time. For purposes of determining the Fair Market Value of any Membership Interest, the Common Stock shall be valued as set forth in Section 10.2 of the LLC Agreement.

“Trading Day”: With respect to any security, means a day on which the principal United States securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States securities exchange or The Nasdaq Stock Market, any Business Day.

ARTICLE II.

RIGHTS OF FIRST OFFER

2.1. IDT Members Right of First Offer.

(a) Prior to December 1, 2004, LMC shall not, directly or indirectly, Transfer any Membership Interest to any Person (other than a Permitted Transferee in compliance with Section 9.2 of the LLC Agreement). On or after December 1, 2004, LMC shall not, directly or indirectly, Transfer any Membership Interest to any Person (other than a Permitted Transferee in compliance with Section 9.2 of the LLC Agreement), unless, prior to such Transfer, LMC causes the applicable Liberty Member to first offer to sell the Membership Interests proposed to be Transferred (the “Liberty Offered Units”) to the IDT Members at their Fair Market Value by delivering a written notice (a “Liberty Offer Notice”) to the IDT Members. The Liberty Offer Notice shall state the number and class of the Liberty Offered Units and shall constitute a binding, irrevocable offer, subject to the provisions of this Section 2.1, to sell the Liberty Offered Units to the IDT Members at their Fair Market Value. In order to accept the offer of the Liberty Offered Units, the IDT Members desiring to do so (“IDT Accepting Members”) must deliver a written notice of acceptance (an “IDT Acceptance Notice”) to the Liberty Member offering the Liberty Offered Units (the “Liberty Offeror”) agreeing to purchase all, but not less than all, of the Liberty Offered Units at their Fair Market Value. In order to be effective, an IDT Acceptance Notice must be signed by the IDT Accepting Members and be delivered to the Liberty Offeror no later than 5:00 p.m. Denver, Colorado time on the tenth Business Day following the date the Liberty Offer Notice is delivered. A duly completed and delivered IDT Acceptance Notice shall constitute a binding irrevocable agreement by the IDT Accepting Members to purchase the Liberty Offered Units at their Fair Market Value as provided in this Section 2.1. If an IDT Acceptance Notice meeting the requirements specified above is not delivered within such ten Business Day period, then the IDT Members shall be deemed to have rejected the offer of the Liberty Offered Units.

(b) Upon delivery of an IDT Acceptance Notice meeting the requirements specified above within the specified period, the Liberty Offeror shall be obligated to sell, and the IDT Accepting Members shall be obligated to buy, the Liberty Offered Units at their Fair Market Value. The closing of such purchase and sale shall occur at the offices of the Company on the twentieth Business Day following the delivery of the Liberty Offer Notice, or at such other place and time as the parties thereto may agree. At such closing, the IDT Accepting Members shall deliver the purchase price for the Liberty Offered Units to the Liberty Offeror, and the Liberty Offeror shall deliver the Liberty Offered Units to the IDT Accepting Members free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind other than those created by the LLC Agreement. Payment of the purchase price shall be in any combination of immediately available United States Dollars and/or shares of Class B Common Stock, par value $0.01 per share, of IDT Corporation (“IDT Class B Stock”), as determined by the IDT Accepting Members in their sole discretion and specified in a written notice to the Liberty Offeror at least five Business Days prior to the closing of the purchase and sale of the

Liberty Offered Units, or in such other form of consideration as the parties may agree. If any portion of the purchase price is paid in shares of IDT Class B Stock, (i) such shares of IDT Class B Stock shall be valued at the Average Market Price of such shares and (ii) the IDT Accepting Member will enter into appropriate arrangements or customary registration rights agreements (subject to no lockup obligations) with LMC and/or its Affiliates to ensure that when shares of IDT Class B Stock are issued in payment of a portion of the purchase price, or as soon as practicable thereafter, such shares will be freely tradable by LMC or its Affiliates, either because such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), when issued or because resales of such shares are covered by a “shelf” registration statement filed by IDT pursuant to Rule 415 under the Securities Act, which “shelf” registration statement shall be maintained effective for a period of two years after the date of issuance of the IDT Class B Stock. The purchase and sale of the Liberty Offered Units shall be structured in the most tax efficient manner available, as reasonably determined by the Liberty Offeror. Without limiting the generality of the foregoing, and notwithstanding anything else set forth in this Agreement, if a Liberty Member proposes to Transfer Liberty Offered Units to a Person in a transaction not subject to taxation pursuant to the Code, the purchase and sale of the Liberty Offered Units by and to the IDT Accepting Members, if any, shall be structured, if LMC so requests, in a manner that such purchase and sale will not be subject to taxation pursuant to the Code.

(c) If (i) the IDT Members reject or are deemed to reject the offer of the Liberty Offered Units set forth in a Liberty Offer Notice or (ii) an IDT Member accepts such offer but the purchase and sale of all the Liberty Offered Units does not occur within twenty Business Days after the Liberty Offer Notice is delivered for any reason other than the Liberty Offeror’s agreement to a later date or its failure to comply with its obligations under Section 2.1(b) then, notwithstanding anything in the LLC Agreement to the contrary, LMC shall thereafter be free to Transfer or cause the Transfer of, directly or indirectly, the Liberty Offered Units to any Person at any price, including at a price below the Fair Market Value of the Liberty Offered Units; provided that if such sale does not occur within 180 days after the delivery of the Liberty Offer Notice, the Liberty Offered Units shall again be subject to the restrictions on Transfer set forth this Agreement and the LLC Agreement.

(d) An IDT Accepting Member may assign its right to acquire Liberty Offered Units pursuant to an IDT Acceptance Notice completed and delivered in accordance with Section 2.1(a) to any Person it may designate; provided that such IDT Accepting Member shall remain jointly and severally liable with any such designee for delivery of the purchase price for such Liberty Offered Units in accordance with this Section 2.1.

2.2. Liberty Members Right of First Offer.

(a) Prior to December 1, 2004, IDT Corporation shall not, directly or indirectly, Transfer any Membership Interest to any Person (other than a Permitted Transferee in compliance with Section 9.2 of the LLC Agreement). On or after December 1, 2004, IDT Corporation shall not, directly or indirectly, Transfer any Membership Interest to any Person (other than a Permitted Transferee in compliance with Section 9.2 of the LLC Agreement), unless, prior to such Transfer, IDT Corporation causes the applicable IDT Member to first offer to sell the Membership Interests proposed to be Transferred (the “IDT Offered Units”) to the Liberty Members at their Fair Market Value by delivering a written notice (an “IDT Offer Notice”) to the Liberty Members. The IDT Offer Notice shall state the number and class of the IDT Offered Units and shall constitute a binding, irrevocable offer, subject to the provisions of this Section 2.1, to sell the IDT Offered Units to the Liberty Members at their Fair Market Value. In order to accept the offer of the IDT Offered Units, the Liberty Members desiring to do so (“Liberty Accepting Members”) must deliver a written notice of acceptance (a “Liberty Acceptance Notice”) to the IDT Member offering the IDT Offered Units (the “IDT Offeror”) agreeing to purchase all, but not less than all, of the IDT Offered Units at their Fair Market Value. In order to be effective, a Liberty Acceptance Notice must be signed by the Liberty Accepting Member and be delivered to the IDT Offeror no later than 5:00 p.m. Denver, Colorado time on the tenth Business Day following the date the IDT Offer Notice is delivered. A duly completed and delivered IDT Acceptance Notice shall constitute a binding irrevocable agreement by the Liberty Accepting Member to purchase the IDT Offered Units at their Fair Market Value as provided in this Section 2.2. If a Liberty Acceptance Notice meeting the requirements specified above is not delivered within such ten Business Day period, then the Liberty Members shall be deemed to have rejected the offer of the IDT Offered Units.

(b) Upon delivery of a Liberty Acceptance Notice meeting the requirements specified above within the specified period, the IDT Offeror shall be obligated to sell, and the Liberty Accepting Members shall be obligated to buy, all of the IDT Offered Units at their Fair Market Value. The closing of such purchase and sale shall occur at the offices of the Company on the twentieth Business Day following the delivery of the IDT Offer Notice, or at such other place and time as the parties thereto may agree. At such closing, the Liberty Accepting Members shall deliver the purchase price for the IDT Offered Units to the IDT Offeror, and the IDT Offeror shall deliver the IDT Offered Units to the Liberty Accepting Members free and clear of any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind other than those created by the LLC Agreement. Payment of the purchase price shall be in any combination of immediately available United States Dollars and/or shares of Series A Common Stock, par value $.01 per share, of Liberty Media Corporation (“Liberty Series A Stock”), as determined by the Liberty Accepting Members in their sole discretion and specified in a written notice to the IDT Offeror at least five Business Days prior to the closing of the purchase and sale of the IDT Offered Units, or in such other form of consideration as the parties may agree. If any portion of the purchase price is paid in shares of Liberty Series A Stock, (i) such shares of Liberty Series A Stock shall be valued at the Average Market Price of such shares and (ii) the Liberty Accepting Member will enter into appropriate arrangements or customary registration rights agreements (subject to no lockup obligations) with IDT Corporation and/or its Affiliates to ensure that when shares of Liberty Series A Stock are issued in payment of a portion of the purchase price, or as soon as practicable thereafter, such shares will be freely tradable by IDT Corporation or its Affiliates, either because such shares are registered under the Securities Act when issued or because resales of such shares are covered by a “shelf” registration statement filed by LMC pursuant to Rule 415 under the Securities Act, which “shelf” registration statement shall be maintained effective for a period of two years after the date of issuance of the Liberty Series A Stock. The purchase and sale of the IDT Offered Units shall be structured in the most tax efficient manner available, as reasonably determined by the IDT Offeror. Without limiting the generality of the foregoing, and notwithstanding anything else set forth in this Agreement, if an IDT Member proposes to Transfer IDT Offered Units to a Person in a transaction not subject to taxation pursuant to the Code, the purchase and sale of the IDT Offered Units by and to the Liberty Accepting Members, if any, shall be structured, if IDT Corporation so requests, in a manner that such purchase and sale will not be subject to taxation pursuant to the Code.

(c) If (i) the Liberty Members reject or are deemed to reject the offer of the IDT Offered Units set forth in a IDT Offer Notice, or (ii) a Liberty Member accepts such offer but the purchase and sale of all the IDT Offered Units does not occur within twenty Business Days after the IDT Offer Notice is delivered for any reason other than the IDT Offeror’s agreement to a later date or its failure to comply with its obligations under Section 2.2(b) then, notwithstanding anything in the LLC Agreement to the contrary, IDT Corporation shall thereafter be free to Transfer or cause the Transfer of, directly or indirectly, the IDT Offered Units to any Person at any price, including at a price below the Fair Market Value of the IDT Offered Units; provided that if such sale does not occur within 180 days after the date of the IDT Offer Notice, the IDT Offered Units shall again be subject to the restrictions on Transfer set forth this Agreement and the LLC Agreement.

(d) A Liberty Accepting Member may assign its right to acquire Liberty Offered Units pursuant to a Liberty Acceptance Notice completed and delivered in accordance with Section 2.2(a) to any Person it may designate; provided that such Liberty Accepting Member shall remain jointly and severally liable with any such designee for delivery of the purchase price for such IDT Offered Units in accordance with this Section 2.2.

2.3. Any purported Transfer of any Membership Interests in violation of this Article II shall be void and ineffective as against both the purported transferor and the proposed transferee, and the Company agrees that it shall not record or recognize any such purported Transfer. To the extent this Agreement conflicts with any provision of the LLC Agreement, the parties hereto agree that this Agreement shall govern.

2.4. Prior to December 1, 2004, no Liberty Member or IDT Member shall exercise its rights to cause the dissolution of the Company under Section 10.1(a)(i) of the LLC Agreement. On or after December 1, 2004, and notwithstanding anything in the LLC Agreement to the contrary, prior to any Liberty Member or any IDT

Member exercising its rights to cause the dissolution of the Company under Section 10.1(a)(i) of the LLC Agreement, such Liberty Member or IDT Member, as applicable, shall make an offer to sell all of its Membership Interests to the IDT Members or the Liberty Members, as applicable, in accordance with Sections 2.1 or 2.2, as applicable, of this Agreement. The offer notice, in addition to any other matter required to be set forth therein in accordance with this Agreement, shall state that such Liberty member or IDT Member, as applicable, intends to cause the dissolution of the Company if the offer is not accepted. If the IDT Members or the Liberty Members do not accept such offer in accordance with the provisions of this Agreement, then the member whose offer was rejected, instead of having the right to sell its Membership Interests as provided in Sections 2.1(c) and 2.2(c), as applicable, may exercise, at any time within ten Business Days following the rejection of the offer, its rights under Section 10.1(a) of the LLC Agreement and the dissolution of the Company shall be governed by the terms and provisions of the LLC Agreement. If the offer is accepted, the Membership Interests shall be purchased and sold in accordance with this Agreement.

ARTICLE III.

MISCELLANEOUS

3.1. Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of either party, are necessary to carry out the intent and purpose of this Agreement.

3.2 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by facsimile, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

(a)	IDT Investments Inc.

400 North Stephanie Street, Suite 235

Henderson, Nevada 89014

(b)	IDT Domestic-Union, LLC

520 Broad Street

Newark, New Jersey 07102

(c)	Liberty N2P, Inc. or Liberty N2P II, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

All notices given pursuant to this Section 3.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, when transmitted to the applicable number so specified in (or pursuant to) this Section 3.2 and an appropriate answer back is received or (iii) if delivered by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee).

3.3 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

3.4 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

3.5 Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

3.6 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

3.7 Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If a provision of this Agreement is held to be invalid and the rest of this Agreement is not invalidated, each party shall use all reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.

3.9 Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof and thereof and contains the entire agreement among the parties with respect to such subject matter. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

3.10 Expenses. Without prejudice to its ability to recover for any losses, damages or liabilities relating to any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and any amendments, consents or waivers (whether or not the same become effective) under or in respect of this Agreement.

3.11 Publicity. None of the parties hereto shall, or permit any of their Affiliates to, issue any press release or make any other public statements, filings or disclosure with respect to the matters contemplated by this Agreement, or any other matter related hereto or thereto, except (a) as may be required by applicable law, court process or obligations pursuant to the requirement of any applicable self-regulatory authority or (b) with the consent of the other parties to this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

NTOP HOLDINGS, LLC

By:
Name:
Title:

IDT CORPORATION

By:
Name:
Title:

IDT INVESTMENTS INC.

By:
Name:
Title:

IDT DOMESTIC-UNION LLC

By:
Name:
Title:

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

LIBERTY N2P, Inc.

By:
Name:
Title:

LIBERTY N2P II, Inc.

By:
Name:
Title: